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                                                                     Exhibit 5.2


                            [ DAVID POLK & WARDWELL LETTERHEAD ]



                                                        June 19, 1998


Aetna Inc.
151 Farmington Avenue
Hartford, Connecticut  06156

Aetna Services, Inc.
151 Farmington Avenue
Hartford, Connecticut  06156

Ladies and Gentlemen:


      We have acted as special New York counsel to Aetna Inc. ("Aetna") and Aetna Services, Inc. (the "Company"), each a Connecticut corporation, in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") by Aetna, the Company, and Aetna Capital Trust I, Aetna Capital Trust II, Aetna Capital Trust III and Aetna Capital Trust IV, each a Delaware statutory business trust (each, an "Aetna Trust"), with respect to the contemplated issuance from time to time of up to $1,700,000,000 aggregate public offering price, or the equivalent thereof in one or more foreign currencies, currency units or composite currencies, of (i) senior, subordinated and junior subordinated debt securities (each, a "Debt Security") of the Company, (ii) senior, subordinated and junior subordinated guarantees of the Debt Securities (each, a "Debt Guarantee") of Aetna, (iii) preferred securities (the "Preferred Securities") of the Aetna Trusts and (iv) guarantees of the Preferred Securities (the "Preferred Securities Guarantees") of the Company and Aetna. The Debt Securities and Debt Guarantees may be issued pursuant to the Senior Debt Securities Indenture dated as of July 1, 1996 among the Company, Aetna and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (the "Senior Indenture"), the Subordinated Debt Securities Indenture dated as of July 1, 1996 and to be entered into among the Company, Aetna and State Street Bank and Trust Company of Connecticut, National


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Aetna Inc.
Aetna Services, Inc.                   2                           June 19, 1998



Association, as Trustee (the "Subordinated Indenture") and the Junior Subordinated Debentures Indenture to be entered into among the Company, Aetna and The First National Bank of Chicago, as Trustee (the "Junior Subordinated Indenture", and, together with the Senior Indenture and the Subordinated Indenture, each an "Indenture"). The Preferred Securities of an Aetna Trust may be issued pursuant to an Amended and Restated Declaration of Trust to be entered into among the trustees named therein, the Company, as Sponsor, Aetna and the holders, from time to time, of undivided beneficial interests in the assets of such Aetna Trust (a "Declaration of Trust"). The Preferred Securities Guarantees relating to the Preferred Securities of an Aetna Trust may be issued pursuant to a Guarantee Agreement to be entered into among the Company, Aetna and The First National Bank of Chicago, as Guarantee Trustee (a "Guarantee Agreement").


      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion.

      Upon the basis of the foregoing, we are of the opinion that:


      (1) When the Indenture and any supplemental indenture to be entered into in connection with the issuance of a particular Debt Security have been duly authorized, executed and delivered by the Company, Aetna and the applicable trustee, the specific terms of such Debt Security have been duly authorized and established in accordance with such Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to
            (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

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Aetna Inc.
Aetna Services, Inc.                   3                           June 19, 1998



      (2) When the Indenture and any supplemental indenture to be entered into in connection with the issuance of a particular Debt Security and the Debt Guarantee to be endorsed thereon have been duly authorized, executed and delivered by the Company, Aetna and the applicable trustee, the specific terms of such Debt Security and Debt Guarantee have been duly authorized and established in accordance with such Indenture, such Debt Guarantee has been duly authorized and executed in accordance with such Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture and the applicable underwriting or other agreement, such Debt Guarantee will constitute a valid and binding obligation of Aetna, enforceable in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).



      (3) When the Preferred Securities Guarantees under the applicable Guarantee Agreement have been duly authorized by the Company and Aetna, such Guarantee Agreement has been duly authorized, executed and delivered by the Company, Aetna and the Guarantee Trustee and the Preferred Securities to which such Preferred Securities Guarantees relate have been duly issued by the applicable Aetna Trust in accordance with the applicable Declaration of Trust and the applicable underwriting or other agreement relating thereto, such Preferred Securities Guarantees will constitute valid and binding obligations of the Company and Aetna, respectively, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).


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Aetna Inc.
Aetna Services, Inc.                   4                           June 19, 1998



      In connection with the opinions expressed above, we have assumed that, at or prior to the delivery of any such security, (i) the terms of such security shall have been duly established and the issuance and sale of such security shall have been duly authorized, and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company or Aetna with the terms of such security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or Aetna, or any restriction imposed by any court or governmental body having jurisdiction over the Company or Aetna.


      We note that, as of the date of this opinion, a judgment for money in an action based on a security denominated in a foreign currency, currency unit or composite currency in a federal or state court located in the State of New York ordinarily would be enforced in the State of New York only in U.S. dollars. The date used to determine the rate of conversion into U.S. dollars of the relevant foreign currency, currency unit or composite currency will depend upon various factors, including which court renders the judgment.

      We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. To the extent that the foregoing opinion expresses conclusions as to matters of the laws of the State of Connecticut, we have, with your permission and without any independent investigation, relied on the opinion of Thomas J. Calvocoressi, counsel to the Company and Aetna. To the extent that the foregoing opinion expresses conclusions as to matters of the laws of the State of Delaware, we have, with your permission and without any independent investigation, relied on the opinion of Richards, Layton & Finger, special Delaware counsel to the Company, Aetna and the Aetna Trusts.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings "Validity of the Securities." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

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Aetna Inc.
Aetna Services, Inc.                   5                           June 19, 1998



                                   Very truly yours,


                                   /s/ Davis Polk & Wardwell

                                   Davis Polk & Wardwell